UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19658 (Commission File Number)	75-2398532 (IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas (Address of principal executive offices)		75240 (Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 15, 2008, Tuesday Morning, Inc., as lead borrower, and Tuesday Morning Corporation and its subsidiaries (collectively, with Tuesday Morning, Inc., the “Company”), entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (“Bank of America” and in such capacities, respectively, the “Administrative Agent”, “Swing Line Lender” and “L/C Issuer”), Banc of America Securities LLC and Wells Fargo Retail Finance, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Retail Finance, LLC, as Syndication Agent, and the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”).  Tuesday Morning, Inc. is a wholly-owned subsidiary of TMI Holdings, Inc., which is wholly-owned by Tuesday Morning Corporation.

The Credit Agreement provides for an asset-based, five-year senior secured revolving credit facility (the “Revolving Credit Facility”) in the amount of up to $150.0 million (the “Revolving Commitment”).  Pursuant to the terms of the Credit Agreement, at the Company’s election and subject to certain customary conditions, the Revolving Commitment may be increased by up to $100.0 million (not to exceed an aggregate total commitment of $250.0 million) by obtaining additional commitments with the consent of the Administrative Agent, Swing Line Lender and L/C Issuer (not to be unreasonably withheld or delayed), but without the consent of any of the other Lenders.

A portion of the Revolving Credit Facility (not in excess of $30.0 million) is available for the issuance of letters of credit by the L/C Issuer.  In addition, a portion of the Revolving Credit Facility (not in excess of $20.0 million) is available for swing line loans (the “Swing Line Loans”) from the Swing Line Lender.

Borrowings under the Credit Agreement bear interest at varying rates equal to, at the Company’s election: (1) the LIBO Rate plus the Applicable Margin (as defined below) or (2) the Prime Rate (as defined below) plus the Applicable Margin; provided that all Swing Line Loans bear interest at a rate equal to the Prime Rate plus the Applicable Margin.  The Prime Rate is the higher of (1) the federal funds rate plus 0.5%, (2) the Adjusted LIBO Rate plus 1.0%, or (3) the prime rate for such day as publicly announced from time to time by Bank of America.  The Applicable Margin (1) for LIBO Rate loans is initially 2.75% and (2) for Prime Rate loans is initially 2.75%, subject, in each case, to adjustment based upon an increase or decrease in availability under the Revolving Facility.  A commitment fee, which ranges between 0.375% to 0.75% based on the unused portion of the Revolving Commitment is also payable by the Company.

All indebtedness, obligations and liabilities of the borrowers arising under or in connection with the Credit Agreement are required to be unconditionally guaranteed by the Company and any present or future domestic subsidiary of the Company.

Subject to a number of exceptions, the Credit Agreement contains affirmative and negative covenants, including covenants that generally limit the Company’s ability to:

•              incur additional indebtedness, guarantees or other contingent obligations;

•              incur liens or other encumbrances;

•              change the nature of its business;

•              merge or consolidate; and

•              make investments or acquisitions unless it meets certain requirements.

Unless borrowings and letters of credit exceed 87.5% of the maximum amounts available under the Credit Agreement, the Company does not have to comply with any financial covenants. Should such event occur, a springing covenant of a 1:1 fixed charge ratio is required to be met by the Company.

Events of default under the Credit Agreement include customary events, including a cross-default (whether or not resulting in acceleration) to other agreements of the Company governing indebtedness with an aggregate principal amount in excess of $5.0 million and monetary judgments against the Company not covered by third party insurance in an aggregate amount in excess of $5.0 million.  In addition, an event of default under the Credit Agreement would occur upon a change of control of Tuesday Morning Corporation.

The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the Credit Agreement described in Item 1.01 above, on December 15, 2008, Tuesday Morning, Inc., Tuesday Morning Corporation and TMI Holdings, Inc. terminated its then-existing Credit Agreement, dated as of December 22, 2004, as amended (the “Then-Existing Credit Agreement”), among the Company, Wachovia Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, N.A. and LaSalle Bank, N.A., as Co-Syndication Agents, U.S. Bank National Association and Sovereign Bank, as Co-documentation Agents, Wachovia Capital Markets, LLC, as Co-lead Arranger and Sole Book Manager, Wells Fargo Bank, N.A., as Co-lead Arranger, and the lender referred to therein.  The Then-Existing Credit Agreement provided for a cash-flow-based, five-year senior secured revolving credit facility in an amount of $200.0 million, which commitment could be increased to $300.0 million subject to certain conditions.  The termination of the Then-Existing Credit Agreement was a closing condition under the terms of the Credit Agreement.  There were no termination penalties incurred by the Company in connection with the termination.

The description of the Then-Existing Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Then-Existing Credit Agreement filed as Exhibit 10.6 to Tuesday Morning Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, and the amendment to the Then-Existing Credit Agreement as filed as Exhibit 10.1 on form 8-K as filed with the Securities and Exchange Commission on March 9, 2005, and April 20, 2007, respectively, which are incorporated herein by reference.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Tuesday Morning Corporation issued a press release announcing the entering into of the Credit Agreement, which press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated December 15, 2008, by and among the Company, Bank of America, N.A., as administrative agent, Swing Line Lender, L/C Issuer, Banc of America Securities LLC and Wells Fargo Retail Finance, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Retail Finance, LLC, as Syndication Agent, and the several banks and other financial institutions or entities from time to time parties thereto

99.1	Tuesday Morning Corporation Press Release Announcing Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: December 18, 2008	By:	/s/ Stephanie Bowman
Stephanie Bowman
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated December 15, 2008, by and among the Company, Bank of America, N.A., as administrative agent, Swing Line Lender, L/C Issuer, Banc of America Securities LLC and Wells Fargo Retail Finance, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Retail Finance, LLC, as Syndication Agent, and the several banks and other financial institutions or entities from time to time parties thereto

99.1	Tuesday Morning Corporation Press Release Announcing Credit Agreement